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                                                               EXHIBIT 10.34(a)


                            REPURCHASE AGREEMENT


                                                        Dated: November 10, 1995


BP CAPITAL MARKETS, INC. ("BUYER") and FIRST FINANCIAL CARIBBEAN
CORPORATION ("SELLER") HEREBY AGREE AS FOLLOWS:


1. DEFINITIONS.

     (a) "Act of Insolvency", with respect to either party hereto, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property,
(ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment, or the filing against Buyer of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by a party of a general assignment for the benefit of creditors, or
(iv) the admission in writing by a party of such party's inability to pay such party's debts as they become due;


     (b) "Additional Purchased Securities", Securities provided by seller to Buyer pursuant to paragraph 4 (a) hereof;


     (c) "Adjusted Market Price", with respect to any Securities, (i) the Market Price of such Securities less 5 points, times (ii) the remaining outstanding principal amount of such Securities ("Principal Amount"), plus
(iii) any accrued and unpaid interest on such Securities and any principal thereof then payable that is not already included in principal Amount;


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     (d) "Alternative Adjusted Market Price", with respect to any Securities,
(i) the Market Price of such Securities times (ii) the remaining outstanding principal amount of such Securities ("Principal Amount"), plus (iii) any accrued and unpaid interest on such Securities and any principal thereof then payable that is not already included in Principal Amount;


     (e) "Applicable LIBID Rate", as of a particular Price Differential Determination Date, the bid quotation for the rate of interest on three-month deposits of United States dollars in the London interbank market, as published by Telerate Systems, Inc. (currently on page 4833 of its financial information reporting services), at 9:00 a.m. Eastern Standard Time or Eastern Daylight Savings Time, as applicable, on such Price Differential Determination Date, or, if such quotations are no longer published or otherwise cease to be available, then the offer quotation for the rate of interest on such deposits as published in The Wall Street Journal on the date of publication of such Journal immediately preceding such Price Differential Determination Date, less 0.125%, provided that if, as of any Price Differential Determination Date, the Applicable LIBID Rate cannot be ascertained on the foregoing basis, the Applicable LIBID Rate shall be the bid quotation for the rate of interest on three-month deposits of United States dollars to prime banks in the London interbank market, as determined in good faith by Buyer in such manner as, in its judgment, conforms as closely as may be practicable with the method of determination of such market rate of interest as published in The Wall Street Journal immediately before such quotations ceased to be published. Failing a determination of the Applicable LIBID Rate for any Price Differential Period by one of the foregoing methods, the Price Differential for such Price Differential Period shall be the same as the Price Differential in effect for the immediately preceding Price Differential Period. The Applicable LIBID Rate shall be determined by Buyer and verified by Seller in verbal communication with Buyer on each Price Differential Determination Date, and such rate shall be confirmed in writing by Buyer by notice delivered to Seller within three (3) Business Days after each such Price Differential Determination Date;


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                                      3


     (f) "Asset Based Amount" means the amount computed quarterly pursuant to Annex A hereto;


     (g) "Business Day", any day that is not a Saturday, Sunday or other day in which banking institutions in either New York, New York or San Juan, Puerto Rico are authorized or obligated by law or executive order to be closed or are otherwise closed to the public or in which the New York Stock Exchange is closed;


     (h) "Eligible Activity", has the same meaning given such term in the Regulation;


     (i) "Event of Taxation", a legislative or regulatory change to the United States Internal Revenue Code of 1986 as in effect on the date hereof, or in the proposed temporary or final regulations issued thereunder, or In Act Number 8 of January 24, 1987, Act Number 26 of June 2, 1978 or Act Number 57 of June 13, 1963, or any of the regulations issued thereunder, which result in the interest which is paid to or accrued by the holder of this Agreement being subject, in whole or in part, to United State or Commonwealth income tax.


     (j) "Event of Taxation Effective Date", the earliest date when the Event of Taxation may become effective;


     (k) "Income", with respect to any Security at any time, any principal thereof then payable and all interest or other distribution thereon;


     (l) "Initial Purchased Securities", the Securities listed on Schedule I attached hereto transferred by Seller to Buyer on the Purchased Date;


     (m) "Margin Amount", on any date, the sum of the Purchase Price and the price Differential as of such date;


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                                      4


     (n) "Margin Deficit", the meaning specified in paragraph 4(a) hereof;

     (o) "Margin Excess", the meaning specified in Paragraph 4(b) hereof

     (p) "Market Price", with respect to any Securities as of any date, the bid price of such Securities on such date, expressed as a percentage of its remaining outstanding principal amount, in the Puerto Rico securities market as reasonably determined in good faith by Buyer; provided, however, that if Seller disagrees in good faith with such market price determination, then Market Price shall be equal to the average bid price for such Securities obtained on the date of determination from at least two recognized securities dealers in Puerto Rico jointly selected by Buyer and Seller;


     (q) "Mutual Business Day" any day that is not a Saturday, Sunday or other day in which banking institutions in either New York, New York, San Juan, Puerto Rico or London, England are authorized or obligated by law or executive order to be closed or are otherwise closed to the public or in which the New York Stock Exchange is closed;


     (r) "Price Differential", as of any date, the aggregate amount obtained by daily application of the applicable Pricing Rate to the Purchase Price on a 360 day per year basis for the actual number of days during the period commencing on ( and including ) the Purchase Date and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer);


     (s) "Price Differential Determination Date", the Mutual Business Day immediately preceding each Price Differential Payment Date, except that the first determination date be the Purchase Date;


     (t) "Price Differential Period", each period of three months commencing on each Price Differential Payment Date and ending on the next Price Differential Payment Date, except that the first period shall commence on the Purchase Date and the last period shall end on the Repurchase Date;


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                                      5


     (u) "Price Differential Payment Date", the first Business Day of February, May, August and November during the term of this Agreement with the first Price Differential Payment Date being February 1, 1996.


     (v) "Pricing Rate", a fluctuating rate which throughout each Price Differential Period shall be fixed at a rate per annum equal to 88% of the Applicable LIBID Rate (rounded to the nearest 1/100 OF 1%) on the Price Differential Determination Date immediately preceding such Price Differential Period, except that after the occurrence of an Event of Taxation, from and after the Event of Taxation Effective Date, the Pricing Rate shall be equal to 100% of the Applicable LIBID Rate if Buyer is required to adjust the Pricing Rate on its repurchase agreement of this same date with Rhone Poulenc Rorer Puerto Rico Inc. to 100% of the Applicable LIBID Rate pursuant to the terms of such repurchase agreement;


     (w) "Prime Rate", the prime rate of U.S. money center commercial banks as published in The Wall Street Journal;


     (x) "Purchase Date", November 10, 1995;

     (y) "Purchase Price", on the Purchase Date $15,000,000, and thereafter $15,000,000 increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof;


     (z) "Purchased Securities", the Initial Purchased Securities, any Securities substituted therefor in accordance with Paragraph 9 hereof and any Additional Purchased Securities delivered pursuant to Paragraph 4(a) but excluding Securities returned to Seller pursuant to Paragraph 4(b);


     (aa) "Regulation", Regulation 5105 of the Office of the Commissioner of Financial Institutions, approved on July 26, 1994 and any successor regulation;


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     (bb) "REPURCHASE DATE", December 1, 2000, which is the date on which
Seller is required to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of paragraph 11 hereof and the date of termination of this Agreement provided in Paragraph 12 hereof;


     (cc) "Repurchase Price", the price at which Purchased Securities are to be transferred from Buyer to Seller on the Repurchase Date, which is equal to the sum of the Purchase Price and the Price Differential as of such date, increased by any amount determined by the application of the provisions of Paragraph 11 hereof;


     (dd) "Securities", Obligations of the US Government or its agencies; mortgage backed securities such as GNMA, FNMA, or FHLMC; or collateralized mortgage certificates that are rated AAA by at least one of the nationally recognized rating organizations and for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") will constitute "mortgage related securities". In the case of mortgage related securities, current pricing information and analysis must be obtainable through Bloomberg Information Systems or alternatively, through a publicly available pricing system agreeable to both Buyer and Seller.



2. SALE AND REPURCHASE TRANSACTION.

     Seller hereby agrees to sell and Buyer agrees to buy the Purchased Securities against the payment of the Purchase Price by Buyer, and Seller hereby agrees to repurchase and Buyer hereby agrees to sell the Purchased Securities on the Repurchase Date against payment of the Repurchase Price by Seller, both such payments to be made in immediately available funds on such dates.


     On the Purchase Date, the Initial Purchased Securities shall be transferred to Buyer or its designated custodian against the transfer of the Purchased Price to an account of Seller.


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         On the Repurchase Date Buyer shall transfer to Seller or its designated custodian the Purchased Securities and any Income in respect thereof received by Buyer against the transfer of the Repurchase Price to an account of Buyer.



3.       PAYMENT OF PRICE DIFFERENTIAL.

         Seller shall pay to Buyer the Price Differential on each Price Differential Payment Date, commencing February 1, 1996, in immediately available funds.



4.       MARGIN MAINTENANCE.

         (a) If at any time (i) the aggregate Adjusted Market Price of the Purchased Securities is less than the Margin Amount, or (ii) the Alternative Adjusted Market Price of Purchased Securities is less than 105% of the Margin Amount (either occurrence being referred to as a "Margin Deficit"), then
Buyer may by notice to Seller require Seller to transfer to Buyer additional Securities ("Additional Purchased Securities") or cash, so that with such Additional Purchased Securities or cash the Margin Deficit is eliminated.


         (b) If at any time (i) the aggregate Adjusted Market Price of the Purchased Securities exceeds the Margin Amount at such time and at the same time (ii) the Alternative Adjusted Market Price of the Purchased Securities exceeds 105% of the Margin Amount (both occurrences referred to collectively as a "Margin Excess"), then seller may by notice to Buyer require Buyer to transfer Purchased Securities to Seller or cash so that with such transfer the Margin Excess is eliminated.


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5.       INCOME PAYMENTS

         On the date Income is payable on the Purchased Securities, Buyer shall transfer to Seller an amount equal to such Income payment or payments. Buyer shall not be obligated to make such payment to the extent that there is then a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer Additional Purchased Securities sufficient to eliminate such Margin Deficit.



6.       SECURITY INTEREST.

         Although the parties intend that the transaction effected hereunder be treated as a sale and purchase and not a loan, in the event it is deemed to be a loan, Seller shall be deemed to have pledged to Buyer all of the Purchased Securities and all proceeds thereof as security for the performance by Seller of its obligations hereunder.



7.       PAYMENT AND TRANSFER.

         Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by any party hereto to the other shall be physically delivered in Puerto Rico in suitable form for transfer or accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, or shall be transferred by any other method mutually acceptable to Seller and Buyer.



8.       TITLE AND USE OF PURCHASED SECURITIES.

         Title to all Purchased Securities shall pass to Buyer. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with, or otherwise pledging the Purchased Securities. Seller hereby appoints Buyer as its attorney-in-fact and authorizes Buyer to pledge the Purchased
Securities to any third party on behalf of Seller to guarantee any obligation of Buyer to such third party in connection with any repurchase agreements entered into by Buyer with such securities. No such transaction by


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Buyer, however, shall relieve Buyer of its obligations to transfer Purchased
Securities to Seller pursuant to Paragraphs 2, 4 or 11 hereof, or of Buyer's obligations to pay Income to Seller pursuant to Paragraph 5 hereof.



9.       SUBSTITUTION.

         Seller may, subject to agreement with and acceptance by Buyer, which acceptance shall not be unreasonably withheld, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.



10.      REPRESENTATIONS AND WARRANTIES.

         (a) Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into the transaction contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf, and (iii) the execution, delivery and performance of this Agreement will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected.


         (b)     Seller hereby further represents and warrants, that:

                 (i) It is a Puerto Rico corporation and, for each of the last three taxable years and so long as this Agreement remains in effect, has derived and will continue to derive more than 20% of its gross income from sources within Puerto Rico and from the active conduct of a trade or business in Puerto Rico, and it will make all payments of Price Differential in Puerto Rico; provided, however, that notwithstanding anything to the contrary herein provided, Seller shall not be required to remain a Puerto


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Rico corporation or to comply with the other representations in this subparagraph 10(b)(i) during the term of this Agreement so long as the Price Differential is not subject to withholding taxes in any jurisdiction other than Puerto Rico;


                 (ii) It owns the Purchased Securities, with full authority and right to sell or pledge the same free and clear of any lien, security interest or other encumbrance, other than the security interest created by this Agreement;



11.      EVENTS OF DEFAULT.

         In the event that (i) Seller fails to pay the Price Differential on any Price Differential Payment Date or Seller fails to repurchase or Buyer fails to transfer Purchased Securities on the Repurchase Date, (ii) Seller or Buyer fails, after one Business Day's notice to comply with Paragraph 4 hereof, (iii) Buyer fails to comply with Paragraph 5 hereof, (iv) an Act of Insolvency occurs with respect to Seller or Buyer, (v) any representation or warranty made by Seller or Buyer shall have been or shall become incorrect or untrue in any material respect or (vi) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an "Event of Default"):


         (a) At the option of the nondefaulting party, exercised by written notice to the defaulting party (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date shall be deemed immediately to occur;


         (b) If Seller is the defaulting party, and Buyer exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) Seller's obligation hereunder to repurchase all Purchased Securities shall thereupon become immediately due and payable, (ii) to the extent permitted by applicable law, the Repurchase Price shall be increased by the aggregate amount obtained by daily application of (x) the greater of the Pricing Rate or the Prime Rate to (y) the Repurchase Price as of


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the Repurchase Date as determined pursuant to subparagraph (a) of this
Paragraph (decreased as of any day by (A) any amounts retained by the Buyer with respect to such Repurchase Price pursuant to clause (iii) of this subparagraph, (B) any proceeds from the sale of Purchased Securities pursuant to subparagraph (d)(I) of this Paragraph, and (C) any amounts credited to the account of Seller pursuant to subparagraph (e) of this Paragraph) on a 360 day per year basis for the actual number of days during the period from and including the date of the Event of Default giving rise to such option to but excluding the date of payment of the Repurchase Price as so increased, (iii) all Income paid after such exercise or deemed exercised shall be retained by Buyer and applied to the aggregate unpaid Repurchase Price owed by Seller, and
(iv) Seller shall immediately deliver to Buyer any Purchased Securities then in Seller's possession;


         (c) If Buyer is the defaulting party, upon tender by Seller of payment of the Repurchase Price, Buyer's right, title and interest in all Purchased Securities shall be deemed transferred to Seller, and Buyer shall deliver all Purchased Securities to Seller;


         (d) After one Business Day's notice to the defaulting party (which notice need not be given if an Act of Insolvency shall have occurred, and which may be the notice given under subparagraph (a) of this Paragraph or the notice referred to in clause (ii) of the first sentence of this Paragraph):


                 (i) If Seller is the defaulting party, Buyer may: (A) immediately sell, in a recognized market at such price or prices as Buyer may reasonably deem satisfactory, any or all Purchased Securities and apply the proceeds thereof to the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder of (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give credit for such Purchased Securities in an amount equal to the price therefor on such date in the Puerto Rico market, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder; and


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                 (ii)     If Buyer is the defaulting party Seller may: (a)
purchase securities ("Replacement Securities") of the same class and amount as any Purchased Securities that are not delivered by Buyer to Seller as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date in the Puerto Rico market, obtained from a generally recognized source or the most recent closing bid quotation from such a source;


         (e) If Buyer is the defaulting party, Buyer shall be liable to Seller (i) with respect to Purchased Securities (other than Additional Purchased Securities), for any excess of the price paid (or deemed paid) by Seller for Replacement Securities therefor over the Repurchase Price for such Purchased Securities and (ii) with respect to Additional Purchased Securities, for the price paid (or deemed paid) by the Seller for the Replacement Securities therefor. In addition, Buyer shall be liable to Seller for interest on such remaining liability with respect to each such purchase (or deemed purchase) of Replacement Securities from the date of such purchase (or deemed purchase) until paid in full by Buyer. Such interest shall be at a rate equal to the greater of the Pricing Rate or the Prime Rate;


         (f) For purposes of this Paragraph 11, if Buyer is the defaulting party the Repurchase Price shall not increase above the amount of the Repurchase Price determined as of the date of the exercise or deemed exercise by Seller of its option under subparagraph (a) of this Paragraph;


         (g) The defaulting party shall be liable to the nondefaulting party for the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a consequence of an Event of Default, together with interest thereon at a rate equal to the greater of the Pricing Rate or the Prime Rate; and,


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         (h)     The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under applicable law.



12.      EARLY TERMINATION.


         (a) Upon the occurrence of an Event of Taxation, Buyer or Seller shall have the right to terminate this Agreement on any subsequent day but only after providing fifteen (15) days' written notice to the other party.


         (b) Upon the occurrence of an Event of Default by Rhone Poulenc Rorer Puerto Rico Inc. ("RPRPRI") or Buyer under the repurchase agreement between Buyer and RPRPRI dated November 10, 1995 for $15,000,000 that results in the acceleration of RPRPRI's or Buyer's obligations thereunder, Buyer shall have the option of terminating this Agreement on any day but only after providing at least three (3) days' written notice to Seller or, in the case of default by Buyer, after providing notice to Seller promptly upon receipt of notice of acceleration from RPRPRI.

         (c) For purposes of this Agreement the date of termination provided in this paragraph shall be considered a Repurchase Date.



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13.      NOTICES AND OTHER COMMUNICATIONS.



         Unless another address is specified in writing by the respective party to whom any notice or other communication is to be given hereunder, all such notices or communications shall be in writing or confirmed in writing and hand delivered at the following addresses:


         If to Seller:



               First Financial Caribbean Corporation
               1159 F.D. Roosevelt Avenue
               Puerto Nuevo, Puerto Rico 00920

               Attention: Mario S. Levis
                          Executive Vice President
                          and Treasurer

         If to Buyer:


               BP Capital Markets
               Suite 1020
               Banco Popular Center
               Hato Rey, PR 00918

               Attention: Kenneth W. McGrath
                          President

14.      Entire Agreement: Severability.



         This Agreement constitutes the entire agreement between the parties with respect to the repurchase transaction covered hereunder and shall not affect or be affected by the terms of any existing or future Master Repurchase Agreement between the parties. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.



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15.      NON-ASSIGNABILITY: TERMINATION.



         The rights and obligations of the parties under this Agreement shall not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.


16.      GOVERNING LAW.



         This Agreement shall be governed by the laws of the Commonwealth of Puerto Rico.


17.      NO WAIVERS, ETC.



         No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to subparagraphs 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.



18.      FINANCIAL REPORTS.



         Each year during the term of this Agreement Seller agrees to furnish Buyer a copy of its annual audited financial statements as soon as these become available but in any event no later than ninety days after the end of its fiscal year. Seller also agrees to furnish


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Buyer a copy of its quarterly unaudited financial statements no later than sixty days after the end of each quarter.


19.      COMPLIANCE WITH REGULATION; USE OF PROCEEDS.



         Seller will use the proceeds from the sale of the Purchased Securities to Buyer to finance the origination and warehousing of residential mortgage loans and mortgage-backed securities. In addition, the Purchase Price shall not exceed at any time the Asset Based Amount.


20.      INTENT.



         (a) The parties recognize that this Agreement is a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.


         (b) It is understood that either party's right to liquidate Purchased Securities or to exercise any other remedies pursuant to Paragraph 11 hereof, is a contractual right to liquidate such transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.


21.      DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS.



         The parties acknowledge that they have been advised that:



         (a) In the case of repurchase transactions in which one of the parties is a broker or a dealer registered with the Securities and Exchange Commission ("SEC") under Section 15 of the Securities and Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities



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                                     17


Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any repurchase transaction hereunder;



         (b) In the case of repurchase transactions in which one of the parties is a government securities broker or a government securities dealer registered with the Section 1 under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any repurchase transaction hereunder; and


         (c) In the case of repurchase transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a repurchase transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Federal Savings and Loan Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.



BP CAPITAL MARKETS, INC.            FIRST FINANCIAL CARIBBEAN CORPORATION


By:   /s/ Kenneth W. McGrath        By: /s/ Mario S. Levis
      ----------------------            ------------------
      Kenneth W. McGrath                Mario S. Levis
      President                         Executive Vice President
                                        and Treasurer

Date: November 10, 1995             Date: November 10, 1995


Affidavit No. -125-



Acknowledged and subscribed before me by Kenneth W. McGrath, resident of Guaynabo Puerto Rico and Mario S. Levis, resident of San Juan, Puerto Rico, both of legal age, married and business executives, who are personally known to me, in San Juan, Puerto Rico, this 10th day of November, 1995.




                                      NOTARY PUBLIC

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                                      18


                                                                         ANNEX A




                          ASSET BASED AMOUNT WORKSHEET



               As of three-month period ended on:
                                                 ------------------------------


1. Existing Eligible Mortgage Loans and Mortgage Backed Securities (1)        $
                                                                               -----------------------
2. Existing Non-Eligible Mortgage Loans (2)                                   $
  (originated within preceding 90 days)                                        -----------------------

3. Less: Eligible Funds borrowed and outstanding                              $
                                                                               -----------------------
4. Asset Based Amount                                                         $
                                                                               -----------------------


- ---------------------------
(1) Eligible Mortgage Loans are residential mortgage loans which qualify as Eligible Activity under Sections 6.2.2(b)(i) and 6.2.2(b)(vi) of Regulations 5105.

(2) Non-Eligible Mortgage Loans are residential mortgage loans which qualify as Eligible Activity under Section 6.2.2(d) (vii) of Regulation 5105.